Exhibit 99.(d)(1)(C)

AMERICAN BEACON FUNDS

AMERICAN BEACON SELECT FUNDS

THIRTEENTH AMENDMENT TO Management Agreement

The attached amended and restated Schedule B to add the American Beacon TwentyFour Short Term Bond Fund is hereby incorporated into the Management Agreement dated April 4, 2016, as amended, by and between the American Beacon Funds and the American Beacon Select Funds, each a Massachusetts business trust (each, a “Trust”), on behalf of each Fund of a Trust listed on Schedule B hereto, as may be amended from time to time (each, a “Fund”), and American Beacon Advisors, Inc., a Delaware corporation, and supersedes any prior Schedule B to the Agreement.

Dated: January 08, 2020

AMERICAN BEACON FUNDS AMERICAN BEACON SELECT FUNDS		AMERICAN BEACON ADVISORS, INC.
By:	/s/ Gene L. Needles, Jr.	By:	/s/ Jeffrey K. Ringdahl
	Gene L. Needles, Jr.		Jeffrey K. Ringdahl
	President		President & Chief Operating Officer

AMERICAN BEACON FUNDS

AMERICAN BEACON SELECT FUNDS

Management Agreement

SCHEDULE B

Fund	Effective Date	Fee Schedule	Grandfathered Fund
American Beacon Acadian Emerging Markets Managed Volatility Fund	5/29/2016	Traditional - Single Manager	n/a
American Beacon AHL Managed Futures Strategy Fund	5/29/2016	Alternative Investments	Yes
American Beacon AHL TargetRisk Fund	12/31/2018	Traditional – Single Manager	n/a
American Beacon Alpha Quant Core Fund	3/22/2017	Traditional - Single Manager	n/a
American Beacon Alpha Quant Dividend Fund	3/22/2017	Traditional - Single Manager	n/a
American Beacon Alpha Quant Quality Fund	3/22/2017	Traditional - Single Manager	n/a
American Beacon Alpha Quant Value Fund	3/22/2017	Traditional - Single Manager	n/a
American Beacon ARK Transformational Innovation Fund	1/27/2017	Traditional - Single Manager	n/a
American Beacon Bahl & Gaynor Small Cap Growth Fund	5/29/2016	Traditional - Single Manager	n/a
American Beacon Balanced Fund	5/29/2016	Traditional - Multiple Manager	Yes
American Beacon Bridgeway Large Cap Growth Fund	5/29/2016	Traditional - Single Manager	n/a
American Beacon Bridgeway Large Cap Value Fund	5/29/2016	Traditional - Single Manager	n/a
American Beacon Continuous Capital Emerging Markets Fund	12/03/2018	Traditional – Single Manager	n/a
American Beacon Crescent Short Duration High Income Fund	5/29/2016	Traditional - Single Manager	n/a
American Beacon Frontier Markets Income Fund	6/19/2018	Traditional - Multiple Manager	n/a
American Beacon Garcia Hamilton Quality Bond Fund	4/4/2016	Traditional - Single Manager	n/a
American Beacon GLG Total Return Fund	5/20/2016	Traditional - Single Manager	n/a
American Beacon International Equity Fund	5/29/2016	Traditional - Multiple Manager	Yes
American Beacon Large Cap Value Fund	5/29/2016	Traditional - Multiple Manager	Yes
American Beacon Mid-Cap Value Fund	5/29/2016	Traditional - Multiple Manager	Yes
American Beacon Shapiro Equity Opportunities Fund	9/12/2017	Traditional - Single Manager	n/a
American Beacon Shapiro SMID Cap Equity Fund	9/12/2017	Traditional - Single Manager	n/a
American Beacon SiM High Yield Opportunities Fund	5/29/2016	Traditional - Single Manager	n/a
American Beacon Small Cap Value Fund	5/29/2016	Traditional - Multiple Manager	Yes
American Beacon Sound Point Floating Rate Income Fund	5/29/2016	Traditional - Single Manager	n/a
American Beacon SSI Alternative Income Fund	05/17/2019	Traditional – Single Manager	n/a
American Beacon Stephens Mid-Cap Growth Fund	5/29/2016	Traditional - Single Manager	n/a
American Beacon Stephens Small Cap Growth Fund	5/29/2016	Traditional - Single Manager	n/a
American Beacon The London Company Income Equity Fund	5/29/2016	Traditional - Single Manager	n/a
American Beacon Tocqueville International Value Fund	1/16/2019	Traditional - Single Manager	n/a
American Beacon TwentyFour Short Term Bond Fund	02/05/2020	Traditional – Single Manager	n/a
American Beacon TwentyFour Strategic Income Fund	4/3/2017	Traditional - Single Manager	n/a
American Beacon Zebra Small Cap Equity Fund	5/29/2016	Traditional - Single Manager	n/a

Dated: January 08, 2020

B-1